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SHELLS SEAFOOD RESTAURANTS, INC. AND FOOD AND ENTERTAINMENT CO., LTD. SIGN
AGREEMENT FOR 10 RESTAURANTS IN MIDDLE EAST

TAMPA, FL, December 10, 2007 - Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) announced that it has signed a major international agreement that will bring 10 new Shells restaurants to several countries in the Middle East, over the next decade.

Saudi Arabia-based Food and Entertainment Co., Ltd., which operates numerous restaurants throughout the region, has purchased the rights to the Shells brand within a 10-nation territory, and has agreed to open a minimum of 10 Shells restaurants over the next 10 years. Food and Entertainment has purchased exclusive rights to the Shells concept within Saudi Arabia, Egypt, Jordan, Qatar, Oman, Bahrain, United Arab Emirates, Kuwait, Pakistan and India, with an option for future rights to Tunisia and Morocco.

Under the terms of this agreement, Food and Entertainment Co. purchased for $1,750,000 over a nine-month period, Shells service marks and proprietary systems for expansion within the territory. Under a separate services agreement, Shells will provide, among other things, training, operations, menu development and marketing support to Food and Entertainment for the 10-year period.

“We are pleased to begin our brand’s first international expansion with a highly qualified restaurant operator in Food and Entertainment Co.” stated Leslie Christon, President and CEO of Shells. “We look forward to their future successes in growing the Shells Seafood brand. We welcome the opportunity to expand the quality and value that Shells brings to other markets.”

About Shells

Shells Seafood Restaurants, Inc. manages and operates 23 full-service, neighborhood seafood restaurants in Florida under the name “Shells”. Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sautéed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, steaks and chicken, appetizers, salads, desserts and full bar service.

About Food and Entertainment Co., Ltd.

Food and Entertainment Co., Ltd. operates multiple foodservice brands throughout the Middle East. Food and Entertainment’s parent, the Al Hokair Group, is one of the region’s leading real estate, retail and mall developers.

Forward-Looking Statements

In addition to seasonal fluctuations, the Company’s quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food, labor and other operating costs; the availability of food acceptable to our quality standards at acceptable prices; the availability of qualified labor; national, regional and local economic and weather conditions; international economic, cultural and political conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; availability of third party financing to fund capital or operating activities, if required; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission (“SEC”) contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. The Company undertakes no obligation to update these forward looking statements on a regular basis. An investment in the Company involves various risks, including those mentioned above and those that are detailed from time-to-time in the Company’s SEC filings.